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                                                                    EXHIBIT 10.8





                               JUNO LIGHTING, INC.

                      CHANGE OF CONTROL BENEFITS AGREEMENT







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                                TABLE OF CONTENTS
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ARTICLE I.           PURPOSES AND SUMMARY...............................................................................  1
     1.1    Purposes....................................................................................................  1
     1.2    Summary of Contractual Protections..........................................................................  1

ARTICLE II.          CERTAIN DEFINITIONS................................................................................  2
     2.1    "Accrued Obligations".......................................................................................  2
     2.2    "Agreement Term"............................................................................................  2
     2.3    "Article"...................................................................................................  2
     2.4    "Beneficial Owner"..........................................................................................  2
     2.5    "Cause".....................................................................................................  2
     2.6    "Change of Control".........................................................................................  2
     2.7    "Code"......................................................................................................  3
     2.8    "Disability"................................................................................................  3
     2.9    "Effective Date"............................................................................................  3
     2.10   "Employer"..................................................................................................  3
     2.11   "Extended Severance Period".................................................................................  3
     2.12   "Good Reason"...............................................................................................  3
     2.13   "Guaranteed Base Salary"....................................................................................  3
     2.14   "Imminent Change of Control Date"...........................................................................  3
     2.15   "IRS".......................................................................................................  4
     2.16   "1934 Act"..................................................................................................  4
     2.17   "Notice of Nonrenewal"......................................................................................  4
     2.18   "Notice of Termination".....................................................................................  4
     2.19   "Plans".....................................................................................................  4
     2.20   "Policies"..................................................................................................  4
     2.21   "Post-Change Period"........................................................................................  4
     2.22   "SEC".......................................................................................................  4
     2.23   "Section"...................................................................................................  4
     2.24   "Subsidiary"................................................................................................  4
     2.25   "Termination Date"..........................................................................................  4
     2.26   "Voting Securities".........................................................................................  4

ARTICLE III.         POST-CHANGE PERIOD PROTECTIONS.....................................................................  5
     3.1    Position and Duties.........................................................................................  5
     3.2    Compensation................................................................................................  5
     3.3    Stock Options...............................................................................................  7
     3.4    Change of Control Transaction Bonus.........................................................................  7
     3.5    Change of Control Performance Bonus.........................................................................  7

ARTICLE IV.          TERMINATION OF EMPLOYMENT..........................................................................  8
     4.1    Disability..................................................................................................  8
     4.2    Death.......................................................................................................  9
     4.3    Cause.......................................................................................................  9
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     4.4    Good Reason................................................................................................. 10

ARTICLE V.           OBLIGATIONS OF THE COMPANY UPON TERMINATION........................................................ 10
     5.1    By the Executive for Good Reason or by the Employer Other Than for Cause or Disability...................... 10
     5.2    By the Employer for Cause................................................................................... 12
     5.3    By the Executive Other Than for Good Reason................................................................. 12
     5.4    By the Employer for Disability.............................................................................. 12
     5.5    Upon Death.................................................................................................. 12

ARTICLE VI.          NON-EXCLUSIVITY OF RIGHTS.......................................................................... 13
     6.1    Waiver of Other Severance Rights............................................................................ 13
     6.2    Other Rights................................................................................................ 13

ARTICLE VII.         PARACHUTE CAP...................................................................................... 13
     7.1    Parachute Cap............................................................................................... 13

ARTICLE VIII.        EXPENSES AND INTEREST.............................................................................. 14
     8.1    Legal Fees and Other Expenses............................................................................... 14
     8.2    Interest.................................................................................................... 14

ARTICLE IX.          NO SET-OFF OR MITIGATION........................................................................... 14
     9.1    No Set-off by Company....................................................................................... 14
     9.2    No Mitigation............................................................................................... 14

ARTICLE X.           CONFIDENTIALITY ................................................................................... 15
     10.1   Confidentiality............................................................................................. 15
     10.2   Remedy...................................................................................................... 15

ARTICLE XI.          MISCELLANEOUS...................................................................................... 15
     11.1   No Assignability............................................................................................ 15
     11.2   Successors.................................................................................................. 15
     11.3   Payments to Beneficiary..................................................................................... 16
     11.4   Non-alienation of Benefits.................................................................................. 16
     11.5   Severability................................................................................................ 16
     11.6   Amendments.................................................................................................. 16
     11.7   Notices..................................................................................................... 16
     11.8   Counterparts................................................................................................ 17
     11.9   Governing Law............................................................................................... 17
     11.10  Captions.................................................................................................... 17
     11.11  Tax Withholding............................................................................................. 17
     11.12  No Waiver................................................................................................... 17

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     11.13  Entire Agreement............................................................................................ 17
     11.14  Notice of Nonrenewal........................................................................................ 17
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                               JUNO LIGHTING, INC.

                      CHANGE OF CONTROL BENEFITS AGREEMENT


            THIS AGREEMENT dated as of March 22, 1999, is made between JUNO LIGHTING, INC., a Delaware corporation having its principal place of business in Des Plaines, Illinois (the "Company"), and __________ (the "Executive"), a resident of __________.


                                   ARTICLE I.
                              PURPOSES AND SUMMARY


     1.1 Purposes. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company and its Subsidiaries will have the continued service of the Executive, despite the possibility or occurrence of a Change of Control of the Company. The Board believes it is imperative to reduce the distraction of the Executive that would result from the personal uncertainties caused by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company and its Subsidiaries, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the expectations of the Executive will be satisfied and are competitive with those of similarly-situated corporations. This Agreement is intended to accomplish these objectives.

     1.2 Summary of Contractual Protections. The following is a summary of the principal contractual protections for the Executive provided under this Agreement. Each of them is more fully described in this Agreement below. Each of them is subject to the specific provisions of this Agreement below. Only the Sections of this Agreement most relevant to the particular protection are cited in this summary Section 1.2.

            (a) A Change of Control transaction bonus in the amount of $150,000 is paid. This bonus is paid within thirty (30) days after a Change of Control. See Section 3.4.

            (b) A prorated performance bonus is paid for the period in which a Change of Control occurs, based on annualizing performance, prorating the bonus for the period prior to the Change of Control, and increasing the amount of the prorated bonus so determined by fifteen percent (15%). That bonus is paid within thirty (30) days after a Change of Control. See
     Section 3.5.

            (c) All unvested options are vested upon the Change of Control, subject to pooling restrictions. See Section 3.3.

            (d) Executive is employed under the agreement after the Change of Control until at least December 31, 2000. Thereafter, the agreement may be terminated on six months' advance notice. See Sections 3.1 and 3.2.

         (e) Executive is paid a severance benefit of the greater of six months' base salary or base salary for the period from the Termination Date to December 31, 2000, if (prior to the date the Agreement is terminated) the Company terminates the executive's employment without "Cause" or the Executive resigns because of the Company's breach of the Agreement. See
     Section 5.1, and also the definitions of "Cause" and "Good Reason" in Sections 4.3 and 4.4.


                                   ARTICLE II.
                               CERTAIN DEFINITIONS

     When used in this Agreement, the terms specified below shall have the following meanings:

     2.1 "Accrued Obligations" -- see Section 5.2.

     2.2 "Agreement Term" means the period commencing on the date of this Agreement and ending on the date which is six (6) months following the date of this Agreement (the "Expiration Date"); provided, however, that if an Imminent Change of Control Date occurs before the Expiration Date, then the Agreement Term shall automatically extend to a date which is six (6) months after the date of the Imminent Change of Control Date, as further extended under the terms of this sentence should any Imminent Change of Control Date occur prior to the expiration of the Agreement Term as from time to time so extended; and provided further, that if a Change of Control occurs before the Expiration Date, the Expiration Date shall automatically be extended to the last day of the Extended Severance Period.

     2.3 "Article" means an article of this Agreement.

     2.4 "Beneficial Owner" means such term as defined in Rule 13d-3 of the SEC under the 1934 Act.

     2.5 "Cause" -- see Section 4.3(b).

     2.6 "Change of Control" means, except as otherwise provided below, the occurrence of any of the following:

            (a) any person (as such term is used in Rule 13d-5 of the SEC under the 1934 Act) or group (as such term is defined in Section 13(d) of the 1934 Act), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, becomes the Beneficial Owner of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all Voting Securities of the Company;

            (b) within a period of 24 months or less, the individuals who, as of any date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least 75% of the members of the Board unless at the end of such period, at least 75% of the individuals then

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     constituting the Board were either Incumbent Directors or nominated upon the recommendation of at least 75% of the Incumbent Directors or other directors so nominated.

            (c) approval by the stockholders of the Company of any of the following:

                     (1) a merger, reorganization or consolidation ("Merger")
            with respect to which the individuals and entities who were the respective Beneficial Owners of the stock and Voting Securities of the Company immediately before such Merger do not, after such Merger, beneficially own, directly or indirectly, more than 80% of, respectively, the common stock and the combined voting power of the Voting Securities of the corporation resulting from such Merger in substantially the same proportion as their ownership immediately before such Merger, or

                     (2) the sale or other disposition of all or substantially
            all of the assets of the Company.

     2.7 "Code" means the Internal Revenue Code of 1986, as amended.

     2.8 "Disability" -- see Section 4.1(b).

     2.9 "Effective Date" means the first date on which a Change of Control occurs during the Agreement Term. Despite anything in this Agreement to the contrary, if the Company terminates the Executive's employment before the date of a Change of Control, and if the Executive reasonably demonstrates that such termination of employment (a) was at the request of a third party who had taken steps reasonably calculated to effect the Change of Control or (b) otherwise arose in connection with or anticipation of the Change of Control, then "Effective Date" shall mean the date immediately before the date of such termination of employment.

     2.10 "Employer" means the Company if the Executive at the relevant time is employed by the Company or, if at the relevant time the Executive is employed by a Subsidiary, such Subsidiary.

     2.11 "Extended Severance Period" means the period commencing on the Effective Date and ending on the latest of (a) June 30, 2001, (b) the one-year anniversary of a Change of Control, or (c) the last day of the Post-Change Period.

     2.12 "Good Reason" -- see Section 4.4(b).

     2.13 "Guaranteed Base Salary" -- see Section 3.2(a).

     2.14 "Imminent Change of Control Date" means any date on which occurs (a) a presentation to the Company's stockholders generally or any of the Company's directors or executive officers of a proposal or offer for a Change of Control, or (b) the public announcement (whether by advertisement, press release, press interview, public statement, SEC filing or otherwise) of a proposal or offer for a

Change of Control, or (c) the lapse of a 6-month period following a prior Imminent Change of Control Date if the proposal or offer triggering such prior Imminent Change of Control Date remains effective and unrevoked on such date.

     2.15 "IRS" means the Internal Revenue Service.

     2.16 "1934 Act" means the Securities Exchange Act of 1934.

     2.17 "Notice of Nonrenewal" -- see Section 11.14.

     2.18 "Notice of Termination" means a written notice given in accordance with Section 11.7 which sets forth (a) the specific termination provision in this Agreement relied upon by the party giving such notice, (b) in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under such termination provision and (c) if the Termination Date is other than the date of receipt of such Notice of Termination, the Termination Date.

     2.19 "Plans" means plans, programs, policies or practices of the Company or any of its Subsidiaries.

     2.20 "Policies" means policies, practices or procedures of the Company or any of its Subsidiaries.

     2.21 "Post-Change Period" means the period commencing on the Effective Date and ending on the later of December 31, 2000 or the date specified in a Notice of Nonrenewal received pursuant to Section 11.14.

     2.22 "SEC" means the Securities and Exchange Commission.

     2.23 "Section" means, unless the context otherwise requires, a section of this Agreement.

     2.24 "Subsidiary" means a corporation as defined in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition; provided that the determination of Subsidiary status shall be made in the case of a Change of Control, at the time of the occurrence of the event constituting a Change of Control, and in the case of an event relating to employment status or benefits, at the time such event occurs.

     2.25 "Termination Date" means the date of receipt of the Notice of Termination or any later date specified in such notice (which date shall be not more than 90 days after the giving of such notice), as the case may be; provided, however, that if the Executive's employment is terminated by reason of death or Disability, then the Termination Date shall be the date of death of the Executive or the Disability Effective Date (as defined in Section 4.1), as the case may be.



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     2.26 "Voting Securities" of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

                                  ARTICLE III.
                         POST-CHANGE PERIOD PROTECTIONS

     3.1 Position and Duties.

            (a) During the Post-Change Period, (1) the Executive's position (including offices, titles, reporting requirements and responsibilities), authority and duties shall be at least commensurate in all material respects with the most significant of those held by, exercised by and assigned to the Executive at any time during the 90-day period immediately before the Effective Date and (2) the Executive's services shall be performed at the location where the Executive was employed immediately before the Effective Date or any other location less than 40 miles from such former location.

            (b) During the Post-Change Period (other than any periods of vacation, sick leave or disability to which the Executive is entitled), the Executive agrees to devote the Executive's full attention and time to the business and affairs of the Company and its Subsidiaries and, to the extent necessary to discharge the duties assigned to the Executive in accordance with this Agreement, to use the Executive's best efforts to perform faithfully and efficiently such duties. During the Post-Change Period, the Executive may (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures, fulfill speaking engagements or teach at educational institutions and (3) manage personal investments, so long as such activities are consistent with the Policies of the Company at the Effective Date and do not significantly interfere with the performance of the Executive's duties under this Agreement. To the extent that any such activities have been conducted by the Executive before the Effective Date and were consistent with the Policies of the Company at the Effective Date, the continued conduct of such activities (or activities similar in nature and scope) after the Effective Date shall be deemed not to interfere with the performance of the Executive's duties under this Agreement.

     3.2    Compensation.

            (a) Base Salary. During the Post-Change Period, the Company shall pay or cause to be paid to the Executive an annual base salary in cash ("Guaranteed Base Salary"), which shall be paid in a manner consistent with the Company's payroll practices in effect immediately before the Effective Date at a rate at least equal to 12 times the highest monthly base salary paid or payable to the Executive by the Company at any time within the 12-month period immediately before the Effective Date. During the Post-Change Period, the Guaranteed Base Salary shall be reviewed and increased at least annually, on such date and in such amount as shall be substantially consistent with increases in base salary awarded to other peer executives of the Company, but in no event later than each annual anniversary of the Effective Date and in no event to a lesser


                                      -5-
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     amount than 105% of the Guaranteed Base Salary previously in effect. Any increase in Guaranteed Base Salary shall not limit or reduce any other obligation of the Company to the Executive under this Agreement. After any such increase, the Guaranteed Base Salary shall not be reduced and the term "Guaranteed Base Salary" shall thereafter refer to the increased amount.

            (b) Incentive, Savings and Retirement Plans. In addition to Guaranteed Base Salary payable as provided in this Section, the Executive shall be entitled to participate during the Post-Change Period in all incentive (including long-term incentives), savings and retirement Plans applicable to other peer executives of the Company or, if applicable, its Subsidiaries, but in no event shall such Plans provide the Executive with incentive (including long-term incentives), savings and retirement benefits which, in any case, are less favorable, in the aggregate, in any material respect, than the most favorable of those provided by the Company or, if applicable, its Subsidiaries to the Executive or to peer executives under such Plans as in effect at any time during the 90-day period immediately before the Effective Date.

            (c) Welfare Benefit Plans. During the Post-Change Period, the Executive and the Executive's family and other eligible dependents shall be eligible to participate in, and receive all benefits under, welfare benefit Plans provided by the Company or, if applicable, its Subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, individual life, group life, dependent life, accidental death and travel accident insurance Plans) and applicable to other peer executives of the Company or, if applicable, its Subsidiaries and their families, but in no event shall such Plans provide benefits which in any case are less favorable, in the aggregate, in any material respect, than the most favorable of those provided to the Executive or to peer executives under such Plans as in effect at any time during the 90-day period immediately before the Effective Date.

            (d) Fringe Benefits. During the Post-Change Period, the Executive shall be entitled to fringe benefits and other executive perquisites in accordance with the most favorable Plans applicable to peer executives of the Company or, if applicable, its Subsidiaries, but in no event shall such Plans provide fringe benefits and other executive perquisites which in any case are less favorable, in the aggregate, in any material respect, than the most favorable of those provided by the Company or, if applicable, its Subsidiaries to the Executive or to peer executives under such Plans in effect at any time during the 90-day period immediately before the Effective Date.

            (e) Expenses. During the Post-Change Period, the Executive shall be entitled to prompt reimbursement of all reasonable employment-related expenses incurred by the Executive upon the Company's (or Subsidiary's) receipt of accountings in accordance with the most favorable Policies applicable to peer executives of the Company or, if applicable, its Subsidiaries, but in no event shall such Policies be less favorable, in the aggregate, in any material respect, than the most favorable of those provided by the Company or, if applicable, its Subsidiaries to the Executive or to peer executives under such Policies in effect at any time during the 90-day period immediately before the Effective Date.



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

            (f) Office and Support Staff. During the Post-Change Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance in accordance with the most favorable Policies applicable to peer executives of the Company or, if applicable, its Subsidiaries, but in no event shall such Policies be less favorable, in the aggregate, in any material respect, than the most favorable of those provided by the Company or, if applicable, it Subsidiaries to the Executive or to peer executives under such Policies in effect at any time during the 90-day period immediately before the Effective Date.

            (g) Vacation. During the Post-Change Period, the Executive shall be entitled to paid vacation in accordance with the most favorable Policies applicable to peer executives of the Company or, if applicable, its Subsidiaries, but in no event shall such Policies be less favorable, in the aggregate, in any material respect, than the most favorable of those provided by the Company or, if applicable, its Subsidiaries to the Executive or to peer executives under such Policies in effect at any time during the 90-day period immediately before the Effective Date.

     3.3    Stock Options.

            In addition to the other benefits provided in this Section, on the Effective Date, the Executive shall become fully vested in any and all outstanding stock options granted to Executive for shares of common stock of the Company; provided, however, that if in the judgment of the Compensation Committee of the Board (i) use of pooling of interests accounting methodology ("pooling") is material to the consummation of a Change of Control, and (ii) the vesting of options would prevent the use of pooling, such vesting shall not be required but the Company shall pay or cause to be paid to the Executive, with respect to any such stock options that are forfeited without having become vested, a lump sum cash payment in an amount equal, as of an on the date such options are forfeited, to the positive difference, if any, between the value of the shares of common stock with respect to which non-vested options are forfeited (or, if greater, the value received in connection with the Change of Control by a holder of an equal number of shares of common stock), and the option exercise price with respect to such shares; further provided, that if the payment of such lump sum amount would, in the judgment of the Compensation Committee of the Board, prevent the use of pooling, such lump sum amount shall not be required to be paid, but the Company shall use its best efforts to provide to the Executive benefits of equivalent value upon or as soon as practicable after such forfeiture to the extent that providing such benefits does not prevent the use of pooling.

     3.4    Change of Control Transaction Bonus.

            If Executive is employed by the Company or a Subsidiary immediately before the Effective Date the Company shall pay or cause to be paid to Executive not later than thirty (30) days after the Effective Date a single lump sum in cash in the amount of one hundred fifty thousand dollars ($150,000).



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

     3.5    Change of Control Performance Bonus.

            If Executive is employed by the Company or a Subsidiary immediately before the Effective Date and is then a participant in a bonus arrangement which is based upon operating income of the Company (or other performance measure) and approved by the Board or a committee of the Board ("Bonus Plan"), the Company shall pay to Executive not later than thirty (30) days after the Effective Date a single lump sum in cash determined by:

                     (1) taking the cumulative operating income (or other performance measure) for the calendar months preceding the Effective Date in the fiscal year or other applicable performance period in which the Effective Date occurs (the "Bonus Year");

                     (2) annualizing the step (1) result to determine projected operating income (or other performance measure) for the Bonus Year by multiplying the step (1) result by a fraction (equal to or greater than one), the numerator of which is the number of whole calendar months in the Bonus Year and the denominator of which is the number of whole calendar months in the portion of the Bonus Year preceding the Effective Date; provided, however, that if the Effective Date occurs in the first calendar month of a Bonus Year, the result of this step (2) shall be deemed to be the actual operating income (or other performance measure) for the preceding fiscal year or other applicable performance period;

                     (3) determining under the Bonus Plan the amount of the bonus (if any) that would be payable for the Bonus Year based on the projected operating income (or other performance measure) resulting from step (2); and

                     (4) prorating the amount determined in step (3) by multiplying such amount by a fraction, the numerator of which is the number of days elapsed in the Bonus Year prior to the occurrence of the Change of Control, and the denominator of which is 365; and

                     (5) multiplying the amount determined in step (4) by one hundred fifteen percent (115%).


                                   ARTICLE IV.
                            TERMINATION OF EMPLOYMENT

     4.1 Disability.

            (a) During the Post-Change Period, Executive's employment with the Company and all its Subsidiaries may be terminated by the Employer upon the Executive's Disability (as defined in Section 4.1(b)) by giving the Executive or his legal representative, as applicable, (1) written notice in accordance with Section 11.7 of the Employer's intention to terminate the Executive's employment pursuant to this Section and (2) a certification of the Executive's Disability by a physician selected by the Employer or its insurers and reasonably acceptable to the Executive or the Executive's legal representative. The Executive's employment shall terminate effective on the 30th day (the "Disability Effective Date") after the Executive's receipt of such notice unless, before the Disability Effective Date, the Executive shall have resumed the full-time performance of the Executive's duties.

            (b) "Disability" means any medically determinable physical or mental impairment that has lasted for a continuous period of not less than six months and can be expected to be permanent or of indefinite duration, and that renders the Executive unable to perform the essential functions required under this Agreement with or without reasonable accommodation.

     4.2 Death. The Executive's employment shall terminate automatically upon the Executive's death during the Post-Change Period.

     4.3    Cause.

            (a) During the Post-Change Period, the Employer may terminate the Executive's employment for Cause.

            (b) "Cause" means any of the following: (i) commission by the Executive of any felony which includes as an element of the crime a premeditated intention to commit the act, (ii) Executive's inability to perform his duties due to habitual alcohol use or drug addiction, (iii) serious misconduct involving dishonesty in the course of Executive's employment, or (iv) the Executive's habitual neglect of his duties (other than on account of disability) which habitual neglect materially adversely affects the Executive's performance of duties and continues for 30 days following Executive's receipt of notice from the Board of Directors of the Company which specifically identifies the nature of the habitual neglect and the duties that are materially adversely affected and states that, if not cured, such habitual neglect constitutes grounds for termination pursuant to this Section 4.3; except that Cause shall not mean:

                     (1) bad judgment or negligence other than habitual neglect of duty;

                     (2) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company and its Subsidiaries (without intent of the Executive to gain, directly or indirectly, a profit to which the Executive was not legally entitled);

                     (3) any act or omission with respect to which a determination could properly have been made by the Board or the board of directors of the Employer that the Executive met the applicable standard of conduct for indemnification or reimbursement under the Company's or Employer's by-laws, any applicable indemnification agreement, or applicable law, in each case in effect at the time of such act or omission; or

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                     (4) any act or omission with respect to which Notice of
     Termination is given more than 12 months after the earliest date on which any member of the board of directors of the Employer, not a party to the act or omission, knew or should have known of such act or omission.

            (c) Any termination of the Executive's employment by the Employer for Cause shall be communicated to the Executive by Notice of Termination.

     4.4    Good Reason.

            (a) During the Post-Change Period, the Executive may terminate his or her employment for Good Reason.

            (b) "Good Reason" means any of the following:

                     (1) the assignment to the Executive of any duties
            materially inconsistent with the Executive's position (including offices, titles, reporting requirements or responsibilities), authority or duties as contemplated by Section 3.1(a)(1), or any other action by the Company or the Employer which results in a material diminution or other material adverse change in such position, authority or duties;

                     (2) the Employer's requiring the Executive to be based at
            any office or location other than the location described in Section 3.1(a)(2);

                     (3) any failure by the Company to comply with any of the
            provisions of Sections 3.2, 3.3, 3.4 or 3.5;

                     (4) any other material adverse change to the terms and
            conditions of the Executive's employment; or

                     (5) any purported termination by the Employer of the
            Executive's employment other than as expressly permitted by this Agreement (any such purported termination shall not be effective for any other purpose under this Agreement).

     Any reasonable determination of "Good Reason" made in good faith by the Executive shall be conclusive.

            (c) Any termination of employment by the Executive for Good Reason shall be communicated to the Employer and the Company by Notice of Termination. A passage of time prior to delivery of Notice of Termination or a failure by the Executive to include in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive under this Agreement or preclude the Executive from asserting such fact or circumstance in enforcing rights under this Agreement.

                                   ARTICLE V.
                  OBLIGATIONS OF THE COMPANY UPON TERMINATION

     5.1 By the Executive for Good Reason or by the Employer Other Than for Cause or Disability. If Executive's Termination Date occurs during the Post-Change Period on account of Employer's termination of Executive's employment other than for Cause or Disability, or the Executive's termination of employment for Good Reason, the Company shall immediately pay or cause to be paid to the Executive, in addition to all vested rights arising from the Executive's employment as specified in Article III a cash amount equal to the sum of the following amounts:

            (a) to the extent not previously paid, the Guaranteed Base Salary and any accrued vacation pay through the Termination Date;

            (b) all amounts previously deferred by or an accrual to the benefit of the Executive under any nonqualified deferred compensation or pension plan, together with any accrued earnings thereon, to the extent not yet paid;

            (c) to the extent not previously paid or provided, (1) the stock option vesting or cash payment required by Section 3.3, (2) the Change of Control transaction bonus required by Section 3.4, and (3) the Change of Control performance bonus required by Section 3.5;

            (d) an amount equal to the product of (A) the greater of one-half (.5) or a fraction, the numerator of which is the number of whole and fractional months remaining between the Termination Date and the last day of the Post-Change Period and the denominator of which is 12, multiplied by
     (B) the greater of the Guaranteed Base Salary or 12 times the highest monthly base salary paid or payable at any time between the Effective Date and the Termination Date;

            (e) an amount equal to the sum of the value of the unvested portion of the Executive's accounts or accrued benefits under any qualified plan maintained by the Company or a Subsidiary as of the Termination Date;

            (f) all fees and costs charged by the outplacement firm selected by the Executive to provide outplacement services.

Until the six-month anniversary of any Termination Date occurring during the Post-Change Period or such later date as any applicable Plan or Policy may specify, the Company shall continue to provide to the Executive and the Executive's family and other eligible dependents welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, individual life, group life, accidental death and travel accident insurance plans and programs), fringe benefits and other executive perquisites which are at least as favorable as the most favorable Plans and Policies applicable to the Executive and other peer executives and their families and other eligible dependents as of the Termination Date, but which are in no event less favorable than the most favorable Plans and Policies applicable to the Executive and other peer executives and their families and other eligible dependents during the 90-day period immediately before the Effective Date. The cost to Executive of such welfare benefits shall not exceed the cost of such benefits to the Executive immediately before the Effective Date or, if less, the Termination Date. Notwithstanding the foregoing, if the Executive is covered under any medical, life, or disability insurance plan(s) provided by a subsequent employer, then the amount of coverage required to be provided by the Employer hereunder shall be reduced by the amount of coverage provided by the subsequent employer's medical, life, or disability insurance plan(s). The Executive's rights under this Section shall be in addition to, and not in lieu of, any post-termination continuation coverage or conversion rights the Executive may have pursuant to applicable law, including without limitation continuation coverage required by Section 4980 of the Code or Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     5.2 By the Employer for Cause. If Executive's Termination Date occurs during the Post- Change Period on account of Employer's termination of the Executive's employment for Cause, this Agreement shall terminate without further obligation by the Company or any Subsidiary to the Executive, other than the obligation immediately to pay the Executive in cash all amounts specified in clauses (a) and (b) of the first sentence of Section 5.1 (such amounts collectively, the "Accrued Obligations").

     5.3 By the Executive Other Than for Good Reason. If the Executive's Termination Date occurs during the Post-Change Period on account of Executive's termination of his employment other than for Good Reason, Disability or death, this Agreement shall terminate without further obligations by the Company or any Subsidiary to the Executive, other than the obligation (i) immediately to pay the Executive in cash the Accrued Obligations; and (ii) except to the extent already timely paid or provided, immediately (A) to pay or provide to Executive the stock option vesting or cash payment required by Section 3.3, (B) to pay to Executive the Change of Control transaction bonus required by Section 3.4, and
(C) to pay to Executive the Change of Control performance bonus required by
Section 3.5.

     5.4 By the Employer for Disability. If Executive's Termination Date occurs during the Post- Change Period on account of Employer's termination of the Executive's employment by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than

            (a) the Employer's obligation (i) immediately to pay the Executive in cash the Accrued Obligations; and (ii) except to the extent already timely paid or provided, immediately (A) to pay or provide to Executive the stock option vesting or cash payment required by Section 3.3, (B) to pay to Executive the Change of Control transaction bonus required by Section 3.4, and (C) to pay to Executive the Change of Control performance bonus required by Section 3.5, and

            (b) the Executive's right after the Disability Effective Date to receive disability and other benefits at least equal to the greater of (1) those provided under the most favorable disability Plans applicable to disabled peer executives of the Employer in effect immediately before the Termination Date or (2) those provided under the most favorable disability Plans applicable to peer executives in effect at any time during the 90-day period immediately before the Effective Date.

     5.5 Upon Death. If the Executive's employment is terminated by reason of the Executive's death during the Post-Change Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than the obligation immediately to pay the Executive's estate or beneficiary in cash (i) the Accrued Obligations; and (ii) except to the extent already timely paid or provided, (A) the stock option vesting or cash payment required by Section 3.3, (B) the Change of Control transaction bonus required by Section 3.4, and (C) the Change of Control performance bonus required by Section 3.5. Despite anything in this Agreement to the contrary, the Executive's family and other eligible dependents shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Employer to the surviving families and other eligible dependents of peer executives of the Employer under Plans or Policies providing death benefits, but in no event shall such Plans provide benefits which in any case are less favorable, in the aggregate, than the most favorable of those provided by the Employer with respect to the Executive under such Plans in effect at any time during the 90-day period immediately before the Effective Date.


                                   ARTICLE VI.
                            NON-EXCLUSIVITY OF RIGHTS

     6.1 Waiver of Other Severance Rights. To the extent that payments are made to the Executive pursuant to Section 5.1, the Executive hereby waives the right to receive severance payments under any other Plan or agreement of the Company.

     6.2 Other Rights. Except as provided in Section 6.1, this Agreement shall not prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other Plans or Policies, and for which the Executive may qualify, nor shall this Agreement limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its Subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any Plan and any other payment or benefit required by law at or after the Termination Date shall be payable in accordance with such Plan or applicable law except as expressly modified by this Agreement.


                                  ARTICLE VII.
                                  PARACHUTE CAP

     7.1 Parachute Cap. If it is determined (by the reasonable computation of the Company's independent auditors, which determinations shall be certified by such auditors and set forth in a written certificate ("Certificate") delivered to the Executive) that any amount paid or deemed paid to the Executive pursuant to this Agreement or otherwise, other than reimbursement of legal fees and expenses pursuant to Article 8, (collectively, the "Payments") is or will become subject to any excise tax under Section 4999 of the Code or any similar tax payable under any United States federal, state, local or other law (such excise tax and all such similar taxes collectively, "Excise Taxes"), then the aggregate present value of such amount shall be reduced to an amount (expressed in present value) which maximizes the aggregate present value thereof without causing any portion thereof to be subject to Excise Taxes.

                                  ARTICLE VIII.
                              EXPENSES AND INTEREST

     8.1    Legal Fees and Other Expenses.

            (a) If the Executive incurs legal, accounting and other fees or other expenses in a good faith effort to obtain benefits under this Agreement, regardless of whether the Executive ultimately prevails, the Company shall reimburse the Executive on a monthly basis upon the written request for such fees and expenses to the extent not reimbursed under the Company's officers and directors liability insurance policy, if any. The existence of any controlling case or regulatory law which is directly inconsistent with the position taken by the Executive shall be evidence that the Executive did not act in good faith.

            (b) Reimbursement of legal fees and expenses shall be made monthly upon the written submission of a request for reimbursement together with evidence that such fees and expenses are due and payable or were paid by the Executive. If the Company shall have reimbursed the Executive for legal fees and expenses and it is later determined that the Executive was not acting in good faith, all amounts paid on behalf of, or reimbursed to, the Executive shall be promptly refunded to the Company.

     8.2 Interest. If the Company or a Subsidiary does not pay any amount due to the Executive under this Agreement within three days after such amount became due and owing, interest shall accrue on such amount from the date it became due and owing until the date of payment at a annual rate equal to the rate of interest in effect from time to time during the period of such nonpayment for outstanding funds on the Company's principal revolving credit loan, or if the Company does not have a revolving credit loan, then at the prime rate of interest in effect from time to time during the period of such nonpayment, as reported from time to time in the Wall Street Journal.


                                   ARTICLE IX.
                            NO SET-OFF OR MITIGATION

     9.1 No Set-off by Company. The Executive's right to receive when due the payments and other benefits provided for under this Agreement is absolute, unconditional and subject to no set-off, counterclaim or legal or equitable defense. Time is of the essence in the performance by the Company and its Subsidiaries of their obligations under this Agreement. Any claim which the Company or a Subsidiary may have against the Executive, whether for a breach of this Agreement or otherwise, shall be brought in a separate action or proceeding and not as part of any action or proceeding brought by the Executive to enforce any rights against the Company or any Subsidiary under this Agreement.

     9.2 No Mitigation. The Executive shall not have any duty to mitigate the amounts payable by the Company or any Subsidiary under this Agreement by seeking new employment following termination. Except as specifically otherwise provided in this Agreement, all amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to the Executive as the result of the Executive's employment by another employer.


                                   ARTICLE X.
                                 CONFIDENTIALITY

     10.1 Confidentiality. Executive acknowledges that it is the policy of the Company and its Subsidiaries to maintain as secret and confidential all valuable and unique information and techniques acquired, developed or used by the Company and its Subsidiaries relating to their business, operations, employees and customers, which gives the Company and its Subsidiaries a competitive advantage in the businesses in which the Company and its Subsidiaries are engaged ("Confidential Information"). Executive recognizes that all such Confidential Information is the sole and exclusive property of the Company and its Subsidiaries, and that disclosure of Confidential Information would cause damage to the Company and its Subsidiaries. Executive agrees that, except as required by the duties of his employment with the Company and/or its Subsidiaries and except in connection with enforcing the Executive's rights under this Agreement or if compelled by a court or governmental agency, he will not, without the consent of the Company, disseminate or otherwise disclose any Confidential Information obtained during his employment with the Company and/or its Subsidiaries for so long as such information is valuable and unique.

     10.2 Remedy. Executive and the Company specifically agree that, in the event that Executive shall breach his obligations under this Article X, the Company and its Subsidiaries will suffer irreparable injury and have no adequate remedy for such breach, and shall be entitled to injunctive relief therefor, and in particular, without limiting the generality of the foregoing, the Company and its Subsidiaries shall not be precluded from pursuing any and all remedies they may have at law or in equity for breach of such obligations; provided, however, that such breach shall not in any manner or degree whatsoever limit, reduce or otherwise affect the obligations of the Company and its Subsidiaries under this Agreement, and in no event shall an asserted breach of the Executive's obligations under this Article X constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.


                                   ARTICLE XI.
                                  MISCELLANEOUS

     11.1 No Assignability. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     11.2 Successors. This Agreement shall inure to the benefit of and be binding upon the Company, it Subsidiaries and their respective successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it or cause it to be performed if no such succession had taken place. Any successor to the business and/or assets of the Company which assumes or agrees to perform this Agreement by operation of law, contract, or otherwise shall be jointly and severally liable with the Company under this Agreement as if such successor were the Company.

     11.3 Payments to Beneficiary. If the Executive dies before receiving amounts to which the Executive is entitled under this Agreement, such amounts shall be paid in a lump sum to the beneficiary designated in writing by the Executive, or if none is so designated, to the Executive's estate.

     11.4 Non-alienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, before actually being received by the Executive, and any such attempt to dispose of any right to benefits payable under this Agreement shall be void.

     11.5 Severability. If any one or more articles, sections or other portions of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any article, section or other portion not so declared to be unlawful or invalid. Any article, section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such article, section or other portion to the fullest extent possible while remaining lawful and valid.

     11.6 Amendments. Except as provided in Sections 2.2 and 11.7 hereof, this Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive.

     11.7 Notices. All notices and other communications under this Agreement shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                     If to the Executive:

                     [NAME]
                     [STREET ADDRESS]
                     [CITY, STATE, ZIP CODE]

                     If to the Company or the Employer:

                     Juno Lighting, Inc.
                     1300 South Wolf Road
                     Des Plaines, Illinois 60017-5065
                     Attention:  Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing. Notice and communications shall be effective when actually received by the addressee.

     11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     11.9 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois without regard to its choice of law principles.

     11.10 Captions. The captions of this Agreement are not a part of the provisions hereof and shall have no force or effect.

     11.11 Tax Withholding. The Company may withhold from any amounts payable under this Agreement any federal, state or local taxes that are required to be withheld pursuant to any applicable law or regulation.

     11.12 No Waiver. The Executive's failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision, and any waiver of any default in any such provision shall not be deemed a waiver of any later default thereof or of any other provision.

     11.13 Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to its subject matter.

     11.14 Notice of Nonrenewal. At any time following the Effective Date, the Company may deliver a Notice of Nonrenewal to the Executive. Such Notice of Nonrenewal shall specify the date as of which the Post-Change Period shall end, which date shall not be earlier than the later of December 31, 2000 or the date which is six months after the date the Executive receives the Notice of Nonrenewal.

            IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date first above written.


                               [EXECUTIVE'S NAME]






                               JUNO LIGHTING, INC.



                               By: _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                               Title:   Robert S. Fremont
                                        Chairman and Chief Executive Officer